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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 2001 relating to the financial statements and financial statement schedule, which appears in Micron Technology Inc.'s Annual Report on Form 10-K (file No. 1-10658) for the year ended August 30, 2001.

/s/ PricewaterhouseCoopers LLP

San Jose, CA
September 4, 2002

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  Exhibit 23.1